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                                                               EXHIBIT 10(ii)(b)


     RESOLVED that pursuant to Section 7 of the Program, effective with incentive compensation payable with respect to the 1995 fiscal year and thereafter, the term "5%" contained in Section 5 of the Program be, and it hereby is, changed to "6%";